UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)

April 23, 2020

THE GAP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street
San Francisco,	California	94105
(Address of principal executive offices)		(Zip Code)

(415) 427-0100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.05 par value	GPS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01    Other Events.

COVID-19 Update

The Gap, Inc. (“Gap Inc.”, “we”, “us”, “our”, or “the Company”) today announced updates of the impact on its business relating to the coronavirus disease (COVID-19) pandemic.

We are facing a period of uncertainty regarding the ongoing impact of the COVID-19 pandemic on both our projected customer demand and supply chain. At this time, many of our Company-owned and franchise stores globally have had to close or are operating with reduced store hours due to COVID-19 mitigation efforts. We expect material impacts from the evolving COVID-19 pandemic, including further spread in other regions, meaningful deterioration from current trends, and potential disruption from any supply chain impacts. During this challenging economic environment, we are focused on taking the necessary steps to strengthen our financial flexibility in the face of the unprecedented and continuing impact of COVID-19. In addition, we continue to be focused on the following strategic priorities:

•	offering product that is consistently brand-appropriate and on-trend with high customer acceptance and appropriate value perception;

•	restructuring the Gap brand, with emphasis on the specialty fleet globally, to create a healthier, more profitable business;

•	attracting and retaining strong talent in our businesses and functions;

•	increasing the focus on improving operational discipline and efficiency by streamlining operations and processes throughout the organization and leveraging our scale;

•	managing inventory to support a healthy merchandise margin;

•	growing and operating our global digital ecommerce business; and

•	continuing to integrate social and environmental sustainability into business practices to support long-term growth.

Subsequent to the issuance of our Annual Report on Form 10-K for fiscal year 2019 filed on March 17, 2020, we announced certain measures intended to address the ongoing impacts and uncertainty resulting from the COVID-19 pandemic, including certain actions to both preserve and provide additional liquidity. The additional measures, beyond the store closures discussed above, include:

•	the draw-down of the entire $500 million available on our Revolving Credit Facility;

•	withdrawing the full-year fiscal 2020 guidance issued on March 12, 2020;

•	deferring the record and payment dates for our previously announced first quarter fiscal year 2020 dividend, and suspending our regular quarterly cash dividend for the remainder of fiscal year 2020;

•	suspending stock repurchases;

•	reducing planned capital expenditures by approximately $300 million in fiscal 2020;

•	reviewing all operating expenses for opportunities to reduce spending;

•	realigning inventory to expected sales trends based upon timing of stores reopening;

•	furloughing the majority of our store teams in the United States and Canada, pausing pay but continuing to offer applicable benefits until stores are able to reopen;

•	reducing headcount across our corporate functions around the world;

•	temporarily reducing pay for the entire Gap Inc. leadership team along with the Board of Directors; and

•	suspending rent payments for our stores that have been closed because of the COVID-19 pandemic.

As a result of the COVID-19 pandemic, and in response to orders, mandates, guidelines and recommendations from governmental and public health authorities, we have temporarily closed our North American retail stores and a significant number of our stores globally. Beginning in April 2020, we suspended rent payments under the leases for these stores, which approximate $115 million per month in North America. We are currently negotiating with the counterparties under those leases to defer or abate the applicable rent during the store closure period, to modify the terms (including rent) of our leases going forward after the stores reopen, or in certain instances to terminate the leases and permanently close some of the stores. However, there can be no assurance that we will be able to negotiate rent deferrals or rent abatements, or terminate the leases, on commercially reasonable terms or at all. If we are unable to renegotiate the leases and continue to suspend rent payments, the landlords under a majority of the leases for our stores in the United States could allege that we are in default under the leases and attempt to terminate our lease and accelerate our future rents due thereunder. Although we believe that strong legal grounds exist to support our claim that under common law we are not obligated to pay rent for the stores that have been closed because of the governmental and public health authority orders, mandates, guidelines and recommendations, there can be no assurance that such arguments will succeed and any dispute under these leases may result in litigation with the respective landlord, and any such dispute could be costly and have an uncertain outcome.

As of February 1, 2020, cash, cash equivalents, and short-term investments were $1.7 billion. At the end of the fiscal quarter ending May 2, 2020, we currently expect to have $750-$850 million of cash and cash equivalents inclusive of short-term investments. The majority of the use of cash over the first quarter of fiscal 2020 has related to ordinary course changes in operating assets and liabilities, with additional impact from store closures and the first fiscal quarter typically being the lowest revenue quarter.

As we continue to manage through the impacts of the COVID-19 pandemic in fiscal 2020, it continues to negatively impact our operations and liquidity. We will need to take additional actions to both preserve existing liquidity and seek additional sources of liquidity, beyond our currently available cash and credit facilities within the next 12 months as existing cash and cash expected to be generated from operations may not be sufficient to fund our operations. We expect that the additional actions to preserve and improve our cash position during the pandemic will include some combination of new debt financing or other short-term credit facility and further deferring capital expenditures, further reducing headcount, further reducing operating expenses, further reducing receipts and orders for merchandise, and extending the terms for payment of goods and services. There can be no assurance that we will successfully complete these actions. There are no comparable recent events that provide guidance as to the effect the spread of COVID-19 as a global pandemic may have, and, as a result, the ultimate impacts of the outbreak on our business, and the steps we may need to take to address those impacts, are highly uncertain and subject to change.

Risk Factors

The Company is also supplementing and updating certain risk factors previously disclosed in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020, filed with the SEC on March 17, 2020, with the risk factors related to our business and industry filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description
99.1	Risk Factors Relating to the Company's Business and Industry, updated as of April 23, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.

Date: April 23, 2020	By:	/s/ Katrina O'Connell
Katrina O'Connell
Executive Vice President and
Chief Financial Officer